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                                                                   EXHIBIT 21.01

                                 SUBSIDIARIES OF
                         OCEANEERING INTERNATIONAL, INC.


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
                                                        PERCENTAGE OF OWNERSHIP
                                                             BY OCEANEERING
                    SUBSIDIARIES                          INTERNATIONAL, INC.        JURISDICTION OF ORGANIZATION
                    ------------                        -----------------------      ----------------------------

Consolidated Launcher Technology, Inc.                            100%               Virginia
Eastport International, Inc.                                      100%               Delaware
Gulf Coast International Inspection, Inc.                         100%               Louisiana
Ian Murray Engineering Ltd.                                       100%               Scotland
Marine Production Systems do Brasil Ltda.                         100%               Brazil
Marine Production Systems Ltd.                                    100%               Delaware
Marine Production Systems Servicos Ltda.                          100%               Brazil
Multiflex, Inc.                                                   100%               Texas
Multiflex Limited                                                 100%               Scotland
Nauticos Corporation                                              100%               Maryland
Ocean Systems Engineering, Inc.                                   100%               Texas
Ocean Systems Engineering Limited                                 100%               England
Oceaneering AS                                                    100%               Norway
Oceaneering Australia Pty. Limited                                100%               Australia
Oceaneering BOP Controls, Inc.                                    100%               Delaware
Oceaneering Canada, Ltd.                                          100%               Delaware
Oceaneering FSC, Inc.                                             100%               Barbados
Oceaneering International AG                                      100%               Switzerland
Oceaneering International (M) Sdn. Bhd.                           100%               Malaysia
Oceaneering International Pte Ltd                                 100%               Singapore
Oceaneering International, S.A. de C.V.                           100%               Mexico
Oceaneering International Services Limited                        100%               England
Oceaneering International (Sharjah) Limited                       100%               Sharjah
Oceaneering Limited                                               100%               Canada
Oceaneering Rotator Holding AS                                    100%               Norway
Oceaneering Services (Nigeria) Limited                            100%               Nigeria
Oceaneering Services S. de R.L. de C.V.                           100%               Mexico
Oceaneering Space Systems, Inc.                                   100%               Delaware
Oceaneering Technologies, Inc.                                    100%               Delaware
Oceaneering Underwater GmbH                                       100%               Switzerland
Oceanteam UK Limited                                              100%               Scotland
Oil Industry Engineering, Inc.                                    100%               Texas
OIS International Inspection plc                                  100%               England
P. T. Calmarine                                                    50%               Indonesia
Reflange Gulf Coast, Inc.                                         100%               Texas
Reflange, Inc.                                                    100%               Texas
Reflange International, Inc.                                      100%               Texas
Rotator AS                                                        100%               Norway
Smit Oceaneering Cable Systems, L.L.C.                             50%               Delaware
Solus Emirates                                                    100%               U.A.E.
Solus Ocean Systems, Inc.                                         100%               Delaware
Solus Oceaneering (Malaysia) Sdn. Bhd.                             49%               Malaysia
Solus Schall Limited                                              100%               England
Solus Schall (Nigeria) Limited                                     50%               Nigeria
Specialty Wire and Cable Company, Inc.                            100%               Texas
Steadfast Oceaneering, Inc.                                       100%               Virginia
The Unit Inspection Co of South Africa (Pty) Ltd                  100%               South Africa
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